Exhibit 99.1

                   HEI, Inc. Not an Owner of Google Warrants


    MINNEAPOLIS, May 11 /PRNewswire-FirstCall/ -- HEI, Inc. (Nasdaq: HEII) ( www.heii.com ) today announced, in response to inquiries from the public, that it does not own any warrants or other rights to purchase shares of Google, Inc. Dow Jones issued a press release earlier today regarding ownership of Google warrants that erroneously identified HEI in the header. We are aware that Dow Jones has since issued a corrected press release identifying Heidrick & Struggles International Inc. (HSII) as the owner of
1.2 million Google warrants for Class B shares.


    About HEI, Inc.

    HEI, Inc. designs, develops, and manufactures microelectronic, subsystem, system, connectivity, and software solutions. The Company's unique range of capabilities in product realization give a competitive advantage to OEMs engaged in the medical device, hearing, biotechnology, healthcare information and communications industries. Web site: www.heii.com .


     Microelectronics Operations        PO Box 5000, 1495 Steiger Lake Lane,
                                         Victoria, MN 55386
     High Density Interconnect          610 South Rockford Drive, Tempe, AZ
                                         85281
     RF Identification and Smart Card   1546 Lake Drive West, Chanhassen, MN
                                         55317
     Advanced Medical Operations        4801 North 63rd Street, Boulder, CO
                                         80301

    FORWARD-LOOKING INFORMATION

    Information in this news release, which is not historical, includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements contained in this press release, including the Company's efforts to collect on the judgments are forward-looking statements. All of such forward-looking statements involve risks and uncertainties including, without limitation, adverse business or market conditions, the ability of HEI to secure and satisfy customers, the availability and cost of materials from HEI's suppliers, adverse competitive developments, change in or cancellation of customer requirements, and other risks detailed from time to time in HEI's SEC filings.



SOURCE  HEI, Inc.
    -0-                             05/11/2004
    /CONTACT: Mack V. Traynor, CEO, and Doug Nesbit, CFO, both of HEI, Inc., +1-952-443-2500/
    /Web site:  http://www.heii.com /
    (HEII)

CO:  HEI, Inc.; Google, Inc.
ST:  Minnesota
IN:  CPR
SU: